                                   EXHIBIT 11

                  IMPERIAL HOLLY CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF INCOME PER COMMON SHARE
                                  (UNAUDITED)

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

                                                                              Three Months Ended
                                                                                 June 30, 1996
                                                                              ___________________
                                                                           (In Thousands of Dollars)
INCOME FOR PRIMARY AND FULLY DILUTED COMPUTATION:
Income before Extraordinary Item:
    As reported                                                                   $     4,149
    Adjustments - none                                                                      -
                                                                                  -----------
    As adjusted                                                                         4,149
                                                                                  ===========
  Net Income:
    As reported                                                                   $     4,149
    Adjustments - none                                                                      -
                                                                                  -----------
    As adjusted                                                                   $     4,149
                                                                                  ===========
PRIMARY EARNINGS PER SHARE:
    Weighted average shares of common stock outstanding                            10,315,289
    Incremental shares issuable from assumed exercise of
      stock options under the treasury stock method                                    79,344
                                                                                  -----------
    Weighted average shares of common stock outstanding,
      as adjusted                                                                  10,394,633
                                                                                  ===========
    Primary earnings per share:
      Before extraordinary item                                                   $      0.40
                                                                                  ===========

      Net income                                                                         0.40
                                                                                  ===========

FULLY DILUTED EARNINGS PER SHARE:
    Weighted average shares of common stock outstanding                            10,315,289
    Incremental shares issuable from assumed exercise of
      stock options under the treasury stock method                                   115,887
                                                                                  -----------
    Weighted average shares of common stock outstanding,
      as adjusted                                                                  10,431,176
                                                                                  ===========

    Fully diluted earnings per share:
      Before extraordinary item                                                   $      0.40
                                                                                  ===========

      Net income                                                                         0.40
                                                                                  ===========
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__________
This calculation is submitted in accordance with Item 601(b)(11) of Regulation
S-K; the amount of dilution illustrated in this calculation is not required to be disclosed pursuant to paragraph 14 of Accounting Principles Board Opinion
No. 15.

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